HomeStreet, Inc. Reports Third Quarter 2015 Results
Net Income of $10.0 Million, or $0.45 per Diluted Share
SEATTLE – October 26, 2015 – (BUSINESS WIRE) – HomeStreet, Inc. (NASDAQ:HMST) (the “Company” or “HomeStreet”), the parent company of HomeStreet Bank, today announced net income of $10.0 million, or $0.45 per diluted share, for the third quarter of 2015, compared to net income of $12.4 million, or $0.56 per diluted share, for the second quarter of 2015 and $5.0 million, or $0.33 per diluted share, for the third quarter of 2014. Core net income (a non-GAAP financial measure that adjusts net income to exclude merger-related items) for the quarter was $9.4 million, or $0.42 per diluted share, compared to core net income of $14.5 million, or $0.65 per diluted share, for the second quarter of 2015 and $5.4 million, or $0.36 per diluted share, for the third quarter of 2014.
Merger Activities
On September 28, 2015, the Company entered into a definitive agreement to acquire Orange County Business Bank ("OCBB"), a California banking corporation in Irvine, California. The proposed transaction was approved by the boards of both companies and is expected to close in the first quarter of 2016, subject to certain conditions set forth in the merger agreement as well as customary closing conditions, including OCBB shareholder approval and certain state and federal regulatory approvals.

On August 4, 2015, the Company entered into a definitive agreement to acquire a bank branch and deposits in Dayton, Washington. This acquisition, which has received regulatory approval and is expected to close in December, will increase HomeStreet’s network of branches in Eastern Washington to a total of five retail deposit branches.

During the first quarter of 2015, the Company completed its merger with Simplicity Bancorp, Inc. and Simplicity Bank ("Simplicity") located in Southern California, which resulted in the expansion of HomeStreet’s retail branch banking network into California. Simplicity's results of operations have been included in the consolidated results of operations since the date of the merger on March 1, 2015. The second quarter of 2015 was the first full quarter of combined operations.

Consolidated results:

▪	Net interest income was $39.6 million in the third quarter of 2015 compared with $38.2 million in the second quarter of 2015 and $25.3 million in the third quarter of 2014.

▪	Net interest margin was 3.67% compared to 3.63% in the second quarter of 2015 and 3.50% in the third quarter of 2014.

▪
Average interest-earning assets of $4.39 billion increased $128.2 million, or 3.0% from $4.27 billion in second quarter of 2015 and increased $1.44 billion or 48.8% from $2.95 billion in third quarter of 2014.

▪
Net gain on mortgage loan origination and sale activities was $57.9 million in the third quarter of 2015 compared with $70.0 million in the second quarter of 2015 and $37.6 million in the third quarter of 2014.

▪
Return on average shareholders' equity for the quarter and year-to-date was 8.65% and 10.14%, respectively. Excluding after-tax merger-related items, return on average shareholders' equity was 8.21% and 11.05%, respectively.

Segment results:

◦	Commercial and Consumer Banking

▪
Excluding after-tax merger-related items, the Commercial and Consumer Banking segment recorded net income of $6.3 million for the current quarter compared to net income of $5.0 million for the second quarter of 2015 and $4.0 million for the third quarter of 2014. Loans held for investment of $3.01 billion increased $112.3 million, or 3.9%, from June 30, 2015.

▪	We opened two de novo retail deposit branches in the greater Seattle area during the quarter.
◦Mortgage Banking

▪
Mortgage Banking segment net income was $3.2 million for the third quarter compared to net income of $9.5 million for the second quarter of 2015 and net income of $1.4 million for the third quarter of 2014.

▪	Single family mortgage closed loan volume was $1.93 billion, down 4.4% from the second quarter of 2015 and up 49.4% from the third quarter of 2014.

▪	Single family mortgage interest rate lock commitments were $1.81 billion, down 4.0%, from the second quarter of 2015 and up 54.7%, from the third quarter of 2014.

▪	The portfolio of single family loans serviced for others increased to $14.27 billion at September 30, 2015, up 9.9% from June 30, 2015 and up 34.7% from September 30, 2014.

▪
In the third quarter, HomeStreet was the number one originator by volume of purchase mortgages in the Puget Sound region, based on the combined originations of HomeStreet and loans originated through an affiliated business arrangement known as WMS Series LLC.

“We are pleased with our progress in third quarter as we continue to execute our strategy to grow and diversify earnings,” said Mark K. Mason, Chairman and Chief Executive Officer. “In the quarter, we expanded our commercial and consumer banking business organically by opening two de novo bank branches in Greater Seattle, and we announced that we entered into definitive agreements to acquire Orange County Business Bank located in Irvine, California, which will add to our growing platform in Southern California, and to acquire a bank branch in Dayton, Washington, which will increase our network of branches in Eastern Washington. After closing a record volume of $2.02 billion in single family mortgages in second quarter, we continued our strong production with $1.93 billion in single family closed loan volume in third quarter. Overall, lower profit margins on mortgage originations reduced our results for the quarter; however, excluding after-tax merger-related items, our Commercial and Consumer Banking segment net income of $6.3 million for the third quarter compared to net income of $5.0 million for the second quarter of 2015 reflects substantial progress toward our strategic objectives.”

Consolidated Results of Operations
Net Interest Income
Net interest income in the third quarter of 2015 was $39.6 million, up $1.4 million, or 3.7%, from the second quarter of 2015 and up $14.3 million, or 56.6%, from the third quarter of 2014 primarily as a result of growth in average interest-earning assets. In the third quarter of 2015, our net interest margin, on a tax equivalent basis, was 3.67% compared to 3.63% in the second quarter of 2015 and 3.50% in the third quarter of 2014.
Total average interest-earning assets in the third quarter of 2015 increased $128.2 million, or 3.0%, from the second quarter of 2015 primarily due to a 4.0% increase in average balances of loans held for investment. Total average interest-earning assets and interest-bearing liabilities increased 48.8% from the third quarter of 2014 primarily due to overall growth in the Company, both organically and through the Simplicity merger.
Noninterest Income
Noninterest income in the third quarter of 2015 was $67.5 million, down $5.5 million, or 7.6%, from $73.0 million in the second quarter of 2015 and up $21.7 million, or 47.3%, from $45.8 million in the third quarter of 2014. The variances in noninterest income compared with the prior periods were primarily due to net gain on mortgage origination and sale activities. Net gain on mortgage origination and sale activities decreased $12.1 million from the prior quarter and increased $20.2 million from the third quarter of 2014.
Noninterest Expense
Noninterest expense for the third quarter of 2015 was $92.0 million compared with $92.3 million for the second quarter of 2015 and $64.2 million for the third quarter of 2014. Included in noninterest expense for these periods were merger-related expenses of $437 thousand for the third quarter of 2015, $3.2 million for the second quarter of 2015 and $722 thousand for the third quarter of 2014. Excluding merger-related expenses, noninterest expense for the third quarter of 2015 was $91.6 million compared with $89.1 million for the second quarter of 2015 and $63.4 million for the third quarter of 2014. The increase of $2.5 million, or 2.8%, from the second quarter of 2015 was primarily due to increased salaries and related costs due to higher headcount. The increase of $28.2 million, or 44.4%, from the third quarter of 2014 was primarily due to increased salary and related costs and other expenses related to growth in the business and higher commissions as a result of a 49.4% increase in single family mortgage closed loan volume.

As of September 30, 2015, we had 2,100 full-time equivalent employees, a 6.9% increase from 1,964 employees as of June 30, 2015, and a 31.4% increase from 1,598 employees as of September 30, 2014. During the 12-month period ending September 30, 2015, the Company added nine home loan centers and 10 retail deposit branches to bring our total home loan centers to 64 and our total retail deposit branches to 43.
Income Taxes
For the third quarter of 2015 we recorded income tax provision of $4.4 million, compared to a provision of $6.0 million for the second quarter of 2015, and $2.0 million for the third quarter of 2014.
For the first nine months of 2015, income tax provision was $13.7 million with an effective tax rate of 29.6% (inclusive of discrete items), compared to $7.0 million and a 29.6% effective tax rate (inclusive of discrete items) for the same period in 2014.
Our effective income tax rate for the nine months ended September 30, 2015 differs from the Federal statutory tax rate of 35% primarily due to the impact of state income taxes, the benefit of tax exempt interest income, the benefit of low income housing tax credit investments, the tax impacts related to the Simplicity transaction, and the impacts of our 2014 tax return true-up adjustments. The Company’s discrete amounts for the nine months ended September 30, 2015 resulted in a net reduction of approximately 4.3% to the effective tax rate, largely due to the Simplicity acquisition. For tax purposes, the bargain purchase gain from the Simplicity acquisition is nontaxable and resulted in a discrete reduction of 5.6% to the effective tax rate as of September 30, 2015. Additionally, re-evaluation of the estimated 2015 state tax rate as a result of the Company's increased business activities in California resulted in a discrete increase of 2.4% to the effective tax rate as of September 30, 2015.
Business Segments
Commercial and Consumer Banking Segment
Commercial and Consumer Banking segment net income was $6.8 million in the third quarter of 2015 compared to $2.9 million in the second quarter of 2015. Excluding after-tax merger-related items, net income was $6.3 million in the third quarter of 2015, compared to net income of $5.0 million in the second quarter of 2015 primarily due to higher net interest income on higher average balances of loans during the third quarter and gain on sale of investment securities. We recorded a $700 thousand provision for credit losses in the third quarter of 2015 compared to a provision of $500 thousand in the second quarter of 2015.
During the third quarter of 2015, Commercial and Consumer Banking segment net income, excluding after-tax merger-related items, increased $2.3 million, or 57.1%, from $4.0 million in the third quarter of 2014, primarily due to an $11.3 million increase in net interest income resulting from higher average balances of interest-earning assets, partially offset by a $9.2 million increase in noninterest expense. These increases were the combined result of the Simplicity merger and organic growth.
Loans Held for Investment
Loans held for investment, net, were $3.01 billion at September 30, 2015, an increase of $112.3 million, or 3.9%, from June 30, 2015 and an increase of $913.8 million, or 43.5%, from December 31, 2014. A significant portion of this growth is related to $664.1 million of loans added to the portfolio from the Simplicity merger during the first quarter of 2015. New loan commitments in the third quarter of 2015 totaled $416.6 million and originations totaled $272.7 million. During the quarter, we added loan commitments that included $100.4 million of consumer loans, $99.5 million of commercial real estate and multifamily loans, $190.0 million of construction and land development loans and $26.7 million of commercial business loans.

Asset Quality
Nonperforming assets were $27.7 million, or 0.56% of total assets at September 30, 2015, compared to $32.7 million, or 0.67% of total assets at June 30, 2015. Nonaccrual loans were $19.5 million, or 0.64% of total loans at September 30, 2015, compared to $21.3 million, or 0.73% of total loans at June 30, 2015. Other real estate owned ("OREO") balances were $8.3 million at September 30, 2015, a decrease of $3.2 million, or 27.6%, from $11.4 million at June 30, 2015. Delinquent loans of $72.9 million, or 2.40% of total loans at September 30, 2015, increased from $65.8 million, or 2.24% of total loans at June 30, 2015. Excluding Federal Housing Administration ("FHA")-insured and Department of Veterans' Affairs ("VA")-guaranteed single family mortgage loans, delinquent loans were $30.6 million, or 1.04% of total non-FHA/VA loans at September 30, 2015, compared to $26.0 million, or 0.92% of total non-FHA/VA loans at June 30, 2015.
The allowance for loan losses was $26.9 million at September 30, 2015 compared to $25.8 million at June 30, 2015. The allowance for loan losses as a percentage of loans held for investment was 0.89% at September 30, 2015 compared to 0.88% at June 30, 2015. Excluding acquired loans, the allowance for loan losses as a percentage of total loans was 1.14% at September 30, 2015, compared to 1.16% at June 30, 2015. Net recoveries in the third quarter of 2015 totaled $739 thousand, compared to net recoveries of $320 thousand in the second quarter of 2015 and net charge-offs of $57 thousand in the third quarter of 2014.
Deposits
Deposit balances were $3.31 billion at September 30, 2015 compared to $3.32 billion at June 30, 2015 and $2.43 billion at September 30, 2014. The change from the prior year includes $651.2 million of deposits added from the Simplicity merger during the first quarter of 2015.
Noninterest Expense
Commercial and Consumer Banking segment noninterest expense of $28.1 million decreased $1.2 million, or 4.0%, from the second quarter of 2015. Included in noninterest expense for the third quarter and second quarter of 2015 were merger-related expenses of $437 thousand and $3.2 million, respectively. Excluding the merger-related expenses in both periods, noninterest expense increased primarily due to the continued growth of our commercial real estate and commercial business lending units and the expansion of our branch banking network. During the first quarter of 2015, we launched HomeStreet Commercial Capital, a commercial real estate lending group based in Orange County, California providing permanent financing for a range of commercial real estate loans including multifamily, industrial, retail, office, mobile home parks and self-storage facilities. We also added a team specializing in U.S. Small Business Administration ("SBA") lending also located in Orange County, California. Additionally, we opened two de novo retail deposit branches in the Seattle area during the third quarter of 2015 and one de novo retail deposit branch in the Seattle area during the second quarter of 2015.
Mortgage Banking Segment
Net income for the Mortgage Banking segment was $3.2 million in the third quarter of 2015, compared to net income of $9.5 million in the second quarter of 2015 and net income of $1.4 million in the third quarter of 2014. The $6.4 million decrease in net income from the second quarter of 2015 was primarily due to lower net gain on single family mortgage loan origination and sale activities due to lower servicing origination values and lower secondary market gains. The $1.7 million increase in net income from the third quarter of 2014 was primarily due to higher net gain on single family mortgage loan origination and sale activities due to higher interest rate lock commitments and composite margin, partially offset by higher commission expense resulting from increased closed loan volume in the quarter.

Mortgage Origination for Sale
Single family mortgage interest rate lock commitments, net of estimated fallout, totaled $1.81 billion in the third quarter of 2015, a decrease of $76.2 million, or 4.0%, from $1.88 billion in the second quarter of 2015 and up $639.1 million, or 54.7%, from $1.17 billion in the third quarter of 2014. The increase from the third quarter of 2014 was primarily the result of increased single family purchase mortgage activity due to continued low mortgage interest rates and the continued expansion of our mortgage production staff, support staff and offices into new markets.
Single family closed loan volume designated for sale was $1.93 billion in the third quarter of 2015, down $88.5 million, or 4.4%, from $2.02 billion in the second quarter of 2015 and up $639.3 million, or 49.4%, from $1.29 billion in the third quarter of 2014. At September 30, 2015, the combined pipeline of interest rate lock commitments, net of estimated fallout, and mortgage loans held for sale was $1.45 billion, compared to $1.65 billion at June 30, 2015 and $974.0 million at September 30, 2014.
Net gain on single family mortgage loan origination and sale activities in the third quarter of 2015 was $56.0 million compared to $67.5 million in the second quarter of 2015 and $36.8 million in the third quarter of 2014.
Due to differences in the timing of revenue recognition between components of the gain on loan origination and sale activities, the Company analyzes the profitability of these activities using a "Composite Margin," which is comprised of the ratios of the components to their respective populations of interest rate lock commitments and closed loans. The Composite Margin for the third quarter of 2015 was 311 basis points, compared with 347 basis points in the second quarter of 2015 and 316 basis points in the third quarter of 2014.
Mortgage Servicing
Single family mortgage servicing income of $4.1 million in the third quarter of 2015 increased $2.9 million, or 249.7%, from $1.2 million in the second quarter of 2015 and decreased $1.2 million, or 22.5%, from $5.3 million in the third quarter of 2014. The increase compared to the second quarter of 2015 was primarily the result of an increase in servicing fees collected combined with improved risk management results. The decrease compared to the third quarter of 2014 resulted primarily from lower risk management results.
Single family mortgage servicing fees collected in the third quarter of 2015 increased $1.0 million, or 11.6%, from the second quarter of 2015 and increased $1.9 million, or 23.5%, from the third quarter of 2014. The increases were primarily due to higher average balances in our loans serviced for others portfolio. The portfolio of single family loans serviced for others was $14.27 billion at September 30, 2015 compared to $12.98 billion at June 30, 2015 and $10.59 billion at September 30, 2014.
Noninterest Expense
Mortgage Banking segment noninterest expense of $63.9 million increased $861 thousand, or 1.4%, from the second quarter of 2015 resulting from our organic growth and expansion into new markets.

Capital
On January 1, 2015, the Bank and the Company became subject to Basel III capital standards. The Bank and the Company remain above current “well-capitalized” regulatory minimums. At September 30, 2015, regulatory capital ratios for the Bank and the Company were as follows:

At September 30, 2015*	Bank	Company	For Minimum Capital Adequacy Purposes	To Be Categorized As “Well Capitalized” Under Prompt Corrective Action Provisions

Tier 1 leverage capital (to average assets)	9.69%	10.00%	4.0%	5.0%
Common equity risk-based capital (to risk-weighted assets)	13.35%	10.65%	4.5%	6.5%
Tier 1 risk-based capital (to risk-weighted assets)	13.35%	12.09%	6.0%	8.0%
Total risk-based capital (to risk-weighted assets)	14.15%	12.79%	8.0%	10.0%
    *Regulatory capital ratios at September 30, 2015 are preliminary.
Conference Call
HomeStreet, Inc., the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, October 27, 2015 at 1:00 p.m. EDT. Mark Mason, CEO, and Melba Bartels, CFO, will discuss third quarter 2015 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10073378 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada) shortly before 1:00 p.m. EDT. A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10073378.
The information to be discussed in the conference call will be available on the company's web site after the market closes on Monday, October 26, 2015.

About HomeStreet
HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii through its various operating subsidiaries. The company operates two primary business segments: Mortgage Banking, which originates and purchases single family residential mortgage loans, primarily for sale into the secondary markets; and Commercial & Consumer Banking, including commercial real estate, commercial lending, residential construction lending, retail banking, private banking, investment and insurance services. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.

Forward-Looking Statements
This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Among other things, we face limitations and risks associated with our ability to expand our banking operations geographically and across market sectors, integrate our recent acquisitions, grow our franchise and capitalize on market opportunities, meet the growth targets that management has set for the Company, maintain our position in the industry and generate positive net income and cash flow. These limitations and risks include without limitation changes in general economic conditions that impact our markets and our business, actions by the Federal Reserve affecting monetary and fiscal policy, regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, our ability to maintain electronic and physical security of our customer data and our information systems, our ability to maintain compliance with applicable laws and regulations, our ability to attract and retain key personnel, our ability to make accurate estimates of the value of our non-cash assets and liabilities, significant increases in the competition we face in our industry and market and the extent of our success in problem asset resolution efforts. Closing of the acquisitions discussed in this press release will be contingent on meeting certain conditions, including the receipt of regulatory approvals, shareholder approvals from the shareholders of OCBB in that acquisition and closing a merger between AmericanWest Bank and Banner Bank in relation to the proposed Dayton branch acquisition. Such transactions may be delayed in closing, may require significant management attention, and may fall short of anticipated size and value. We may not realize the benefits expected from our anticipated acquisitions or our recently completed bank and branch acquisitions in the anticipated time frame (or at all), and integration of acquired operations may take longer or prove more expensive than anticipated. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards, a decrease in interest rates, an increase in competition for such loans, unfavorable changes in general economic conditions, including housing prices, the job market, consumer confidence and spending habits either nationally or in the regional and local market areas in which the Company does business, and recent and future legislative or regulatory actions or reform that affect our business or the banking or mortgage industries more generally. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives is contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.
Information contained herein, other than information at December 31, 2014 and for the twelve months then ended, is unaudited. All financial data should be read in conjunction with the notes to the consolidated financial statements of HomeStreet, Inc., and subsidiaries as of and for the fiscal year ended December 31, 2014, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we have disclosed “core net income” to provide comparisons of quarters and year-to-date fiscal 2015 net income to the corresponding periods of fiscal 2014. We believe this information is useful to investors who are seeking to exclude the after-tax impact of merger-related expenses and a bargain purchase gain, both of which we recorded in connection with our merger with Simplicity Bancorp on March 1, 2015. We also have presented adjusted expenses, which eliminate costs incurred in connection with the merger. Similarly, we have provided information about our balance sheet items, including total loans, total deposits and total assets, adjusted in each case to eliminate merger-related impacts. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain merger-related revenues and expenses that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are available to institutional investors and analysts to help them assess the strength of our business.
For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures," included at the end of this release.

Source: HomeStreet, Inc.

Contact:	Investor Relations:
HomeStreet, Inc.
Mark Hettel (206) 389-6303
Mark.Hettel@HomeStreet.com
http://ir.homestreet.com

HomeStreet, Inc. and Subsidiaries
Summary Financial Data

	Quarter Ended					Nine Months Ended
(dollars in thousands, except share data)	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014

Income statement data (for the period ended):
Net interest income	$39,634	$38,230	$30,734	$27,502	$25,308	$108,598	$71,167
Provision (reversal of provision) for credit losses	700	500	3,000	500	—	4,200	(1,500)
Noninterest income	67,468	72,987	75,373	51,487	45,813	215,828	134,170
Noninterest expense	92,026	92,335	89,482	68,791	64,158	273,843	183,220
Merger-related expenses (included in noninterest expense)	437	3,208	12,165	889	722	15,810	2,166
Net income before taxes	14,376	18,382	13,625	9,698	6,963	46,383	23,617
Income tax expense	4,415	6,006	3,321	4,077	1,988	13,742	6,979
Net income	$9,961	$12,376	$10,304	$5,621	$4,975	$32,641	$16,638
Basic earnings per common share	$0.45	$0.56	$0.60	$0.38	$0.34	$1.60	$1.12
Diluted earnings per common share	$0.45	$0.56	$0.59	$0.38	$0.33	$1.58	$1.11
Common shares outstanding	22,061,702	22,065,249	22,038,748	14,856,611	14,852,971	22,061,702	14,852,971
Weighted average common shares
Basic	22,035,317	22,028,539	17,158,303	14,811,699	14,805,780	20,407,386	14,797,019
Diluted	22,291,810	22,292,734	17,355,076	14,973,222	14,968,238	20,646,540	14,957,034
Dividends per share	$—	$—	$—	$—	$—	$—	$0.11
Book value per share	$20.87	$20.29	$19.94	$20.34	$19.83	$20.87	$19.83
Tangible book value per share (1)	$19.95	$19.35	$18.97	$19.39	$18.86	$19.95	$18.86

Financial position (at period end):
Cash and cash equivalents	$37,303	$46,197	$56,864	$30,502	$34,687	$37,303	$34,687
Investment securities	602,018	509,545	476,102	455,332	449,948	602,018	449,948
Loans held for sale	882,319	972,183	865,322	621,235	698,111	882,319	698,111
Loans held for investment, net	3,012,943	2,900,675	2,828,177	2,099,129	1,964,762	3,012,943	1,964,762
Mortgage servicing rights	146,080	153,237	121,722	123,324	124,593	146,080	124,593
Other real estate owned	8,273	11,428	11,589	9,448	10,478	8,273	10,478
Total assets	4,975,653	4,866,248	4,604,403	3,535,090	3,474,656	4,975,653	3,474,656
Deposits	3,307,693	3,322,653	3,344,223	2,445,430	2,425,458	3,307,693	2,425,458
FHLB advances	1,025,745	922,832	669,419	597,590	598,590	1,025,745	598,590
Federal funds purchased and securities sold under agreements to repurchase	—	—	9,450	50,000	14,225	—	14,225
Shareholders’ equity	460,458	447,726	439,395	302,238	294,568	460,458	294,568

Financial position (averages):
Investment securities	$539,330	$506,904	$462,762	$454,127	$457,545	$503,280	$460,723
Loans held for investment	2,975,624	2,861,223	2,370,763	2,044,873	1,917,503	2,738,085	1,838,526
Total interest-earning assets	4,394,557	4,266,382	3,473,652	3,140,708	2,952,916	4,048,237	2,777,988
Total interest-bearing deposits	2,573,512	2,626,925	2,205,585	1,892,399	1,861,164	2,470,022	1,880,664
FHLB advances	887,711	783,801	515,958	606,753	442,409	730,519	372,605
Federal funds purchased and securities sold under agreements to repurchase	—	4,336	41,734	23,338	11,149	15,204	4,134
Total interest-bearing liabilities	3,523,080	3,476,919	2,825,134	2,584,347	2,376,579	3,277,602	2,319,872
Shareholders’ equity	460,489	455,721	370,008	305,068	295,229	429,071	284,146

HomeStreet, Inc. and Subsidiaries
Summary Financial Data (continued)

	Quarter Ended							Nine Months Ended
(dollars in thousands, except share data)	Sept. 30, 2015		Jun. 30, 2015	Mar. 31, 2015		Dec. 31, 2014	Sept. 30, 2014	Sept. 30, 2015		Sept. 30, 2014

Financial performance:
Return on average shareholders’ equity (2)	8.65%		10.86%	11.14%		7.37%	6.74%	10.14%		7.81%
Return on average tangible shareholders' equity(1)	9.06%		11.39%	11.67%		7.73%	7.09%	10.63%		8.22%
Return on average assets	0.83%		1.06%	1.08%		0.65%	0.61%	0.98%		0.71%
Net interest margin (3)	3.67%		3.63%	3.60%		3.53%	3.50%	3.63%		3.50%
Efficiency ratio (4)	85.92%		83.02%	84.33%		87.09%	90.21%	84.41%		89.23%
Asset quality:
Allowance for credit losses	$27,887		$26,448	$25,628		$22,524	$22,111	$27,887		$22,111
Allowance for loan losses/total loans(5)	0.89%		0.88%	0.87%		1.04%	1.10%	0.89%		1.10%
Allowance for loan losses/nonaccrual loans	138.27%		120.97%	117.48%		137.51%	109.75%	138.27%		109.75%
Total nonaccrual loans(6)(7)	$19,470		$21,308	$21,209		$16,014	$19,906	$19,470		$19,906
Nonaccrual loans/total loans	0.64%		0.73%	0.74%		0.75%	1.00%	0.64%		1.00%
Other real estate owned	$8,273		$11,428	$11,589		$9,448	$10,478	$8,273		$10,478
Total nonperforming assets(7)	$27,743		$32,736	$32,798		$25,462	$30,384	$27,743		$30,384
Nonperforming assets/total assets	0.56%		0.67%	0.71%		0.72%	0.87%	0.56%		0.87%
Net (recoveries) charge-offs	$(739)		$(320)	$(104)		$87	$57	$(1,163)		$478
Regulatory capital ratios for the Bank:
Basel III - Tier 1 leverage capital (to average assets)	9.69%	(8)	9.46%	11.47%	(9)	NA	NA	9.69%	(8)	NA
Basel III - Tier 1 common equity risk-based capital (to risk-weighted assets)	13.35%	(8)	13.17%	13.75%		NA	NA	13.35%	(8)	NA
Basel III - Tier 1 risk-based capital (to risk-weighted assets)	13.35%	(8)	13.17%	13.75%		NA	NA	13.35%	(8)	NA
Basel III - Total risk-based capital (to risk-weighted assets)	14.15%	(8)	13.97%	14.57%		NA	NA	14.15%	(8)	NA
Basel I - Tier 1 leverage capital (to average assets)	NA		NA	NA		9.38%	9.63%	NA		9.63%
Basel I - Tier 1 risk-based capital (to risk-weighted assets)	NA		NA	NA		13.10%	13.03%	NA		13.03%
Basel I - Total risk-based capital (to risk-weighted assets)	NA		NA	NA		14.03%	13.96%	NA		13.96%
Regulatory capital ratios for the Company:
Basel III - Tier 1 leverage capital (to average assets)	10.00%	(8)	9.87%	11.95%	(9)	NA	NA	10.00%		NA
Basel III - Tier 1 common equity risk-based capital (to risk-weighted assets)	10.65%	(8)	10.66%	11.12%		NA	NA	10.65%		NA
Basel III - Tier 1 risk-based capital (to risk-weighted assets)	12.09%	(8)	12.02%	12.55%		NA	NA	12.09%		NA
Basel III - Total risk-based capital (to risk-weighted assets)	12.79%	(8)	12.72%	13.26%		NA	NA	12.79%		NA
Other data:
Full-time equivalent employees (ending)	2,100		1,964	1,829		1,611	1,598	2,100		1,598

(1)
Tangible equity ratios and tangible book value per share of common stock are non-GAAP financial measures. For additional information on these ratios and for corresponding reconciliations to GAAP financial measures, see Non-GAAP Financial Measures in this earnings release.

(2)	Net earnings available to common shareholders (annualized) divided by average shareholders’ equity.

(3)	Net interest income divided by total average interest-earning assets on a tax equivalent basis.

(4)	Noninterest expense divided by total net revenue (net interest income and noninterest income).

(5)
Includes loans acquired with bank acquisitions. Excluding acquired loans, allowance for loan losses /total loans was 1.14%, 1.16%, 1.19%, 1.10% and 1.18% at September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014 and September 30, 2014, respectively.

(6)	Generally, loans are placed on nonaccrual status when they are 90 or more days past due.

(7)
Includes $1.5 million, $1.2 million, $1.4 million, $4.4 million and $6.3 million of nonperforming loans guaranteed by the SBA at September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014 and September 30, 2014, respectively.

(8)
Regulatory capital ratios at September 30, 2015 are preliminary. On January 1, 2015, the Company and the Bank became subject to Basel III capital standards. Regulatory capital ratios under Basel I may not be comparative.

(9)
March 31, 2015 Tier 1 leverage capital (to average assets) includes average assets from the Simplicity merger for one month. If the Simplicity merger had occurred on January 1, 2015, the Bank's Tier 1 leverage capital would have been 9.95% and the Company's Tier 1 leverage capital would have been 10.38% at March 31, 2015.

HomeStreet, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
(in thousands, except share data)	2015	2014	Change	2015	2014	Change
Interest income:
Loans	$41,012	$25,763	59%	$111,603	$71,865	55%
Investment securities	2,754	2,565	7	8,426	8,199	3
Other	224	150	49	647	449	44
	43,990	28,478	54	120,676	80,513	50
Interest expense:
Deposits	3,069	2,364	30	8,656	7,080	22
Federal Home Loan Bank advances	958	509	88	2,476	1,366	81
Federal funds purchased and securities sold under agreements to repurchase	—	6	(100)	8	7	14
Long-term debt	278	271	3	815	851	(4)
Other	51	20	155	123	42	193
	4,356	3,170	37	12,078	9,346	29
Net interest income	39,634	25,308	57	108,598	71,167	53
Provision (reversal of provision) for credit losses	700	—	NM	4,200	(1,500)	NM
Net interest income after provision for credit losses	38,934	25,308	54	104,398	72,667	44
Noninterest income:
Net gain on mortgage loan origination and sale activities	57,885	37,642	54	189,746	104,946	81
Mortgage servicing income	4,768	6,155	(23)	10,896	24,284	(55)
Income (loss) from WMS Series LLC	380	(122)	NM	1,428	(69)	NM
Gain (loss) on debt extinguishment	—	2	NM	—	(573)	NM
Depositor and other retail banking fees	1,701	944	80	4,239	2,676	58
Insurance agency commissions	477	256	86	1,183	892	33
Gain on sale of investment securities available for sale	1,002	480	109	1,002	1,173	(15)
Bargain purchase gain (adjustment)	796	—	NM	7,345	—	NM
Other	459	456	1	(11)	841	(101)
	67,468	45,813	47	215,828	134,170	61
Noninterest expense:
Salaries and related costs	60,991	42,604	43	180,238	118,681	52
General and administrative	14,869	10,326	44	42,532	31,593	35
Legal	868	630	38	1,912	1,571	22
Consulting	166	628	(74)	6,544	2,182	200
Federal Deposit Insurance Corporation assessments	504	682	(26)	1,890	1,874	1
Occupancy	6,077	4,935	23	18,024	14,042	28
Information services	8,159	4,220	93	21,993	13,597	62
Net cost (income) from operation and sale of other real estate owned	392	133	195	710	(320)	NM
	92,026	64,158	43	273,843	183,220	49
Income before income taxes	14,376	6,963	106	46,383	23,617	96
Income tax expense	4,415	1,988	122	13,742	6,979	97
NET INCOME	$9,961	$4,975	100	$32,641	$16,638	96

Basic income per share	$0.45	$0.34	32	$1.60	$1.12	43
Diluted income per share	$0.45	$0.33	36	$1.58	$1.11	42
Basic weighted average number of shares outstanding	22,035,317	14,805,780	49	20,407,386	14,797,019	38
Diluted weighted average number of shares outstanding	22,291,810	14,968,238	49	20,646,540	14,957,034	38
NM = not meaningful

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Statements of Operation

	Quarter Ended
(in thousands, except share data)	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014
Interest income:
Loans	$41,012	$38,944	$31,647	$28,242	$25,763
Investment securities	2,754	3,278	2,394	2,366	2,565
Other	224	218	205	172	150
	43,990	42,440	34,246	30,780	28,478
Interest expense:
Deposits	3,069	3,005	2,582	2,351	2,364
Federal Home Loan Bank advances	958	906	612	614	509
Federal funds purchased and securities sold under agreements to repurchase	—	3	5	15	6
Long-term debt	278	272	265	269	271
Other	51	24	48	29	20
	4,356	4,210	3,512	3,278	3,170
Net interest income	39,634	38,230	30,734	27,502	25,308
Provision for credit losses	700	500	3,000	500	—
Net interest income after provision for credit losses	38,934	37,730	27,734	27,002	25,308
Noninterest income:
Net gain on mortgage loan origination and sale activities	57,885	69,974	61,887	39,176	37,642
Mortgage servicing income	4,768	1,831	4,297	9,808	6,155
Income (loss) from WMS Series LLC	380	484	564	170	(122)
Gain on debt extinguishment	—	—	—	—	2
Depositor and other retail banking fees	1,701	1,399	1,139	896	944
Insurance agency commissions	477	291	415	261	256
Gain on sale of investment securities available for sale	1,002	—	—	1,185	480
Bargain purchase gain (adjustment)	796	(79)	6,628	—	—
Other	459	(913)	443	(9)	456
	67,468	72,987	75,373	51,487	45,813
Noninterest expense:
Salaries and related costs	60,991	61,654	57,593	44,706	42,604
General and administrative	14,869	14,502	13,161	11,240	10,326
Legal	868	577	467	500	630
Consulting	166	813	5,565	1,042	628
Federal Deposit Insurance Corporation assessments	504	861	525	442	682
Occupancy	6,077	6,107	5,840	4,556	4,935
Information services	8,159	7,714	6,120	6,455	4,220
Net cost (income) from operation and sale of other real estate owned	392	107	211	(150)	133
	92,026	92,335	89,482	68,791	64,158
Income before income tax expense	14,376	18,382	13,625	9,698	6,963
Income tax expense	4,415	6,006	3,321	4,077	1,988
NET INCOME	$9,961	$12,376	$10,304	$5,621	$4,975

Basic income per share	$0.45	$0.56	$0.60	$0.38	$0.34
Diluted income per share	$0.45	$0.56	$0.59	$0.38	$0.33
Basic weighted average number of shares outstanding	22,035,317	22,028,539	17,158,303	14,811,699	14,805,780
Diluted weighted average number of shares outstanding	22,291,810	22,292,734	17,355,076	14,973,222	14,968,238

HomeStreet, Inc. and Subsidiaries
Consolidated Statements of Financial Condition

(in thousands, except share data)	Sept. 30, 2015	Dec. 31, 2014	% Change

Assets:
Cash and cash equivalents (including interest-earning instruments of $11,363 and $10,271)	$37,303	$30,502	22%
Investment securities (includes $570,082 and $427,326 carried at fair value)	602,018	455,332	32%
Loans held for sale (includes $860,800 and $610,350 carried at fair value)	882,319	621,235	42%
Loans held for investment (net of allowance for loan losses of $26,922 and $22,021; includes $23,755 and $0 carried at fair value)	3,012,943	2,099,129	44%
Mortgage servicing rights (includes $132,701 and $112,439 carried at fair value)	146,080	123,324	18%
Other real estate owned	8,273	9,448	(12)%
Federal Home Loan Bank stock, at cost	44,652	33,915	32%
Premises and equipment, net	60,544	45,251	34%
Goodwill	11,945	11,945	—%
Other assets	169,576	105,009	61%
Total assets	$4,975,653	$3,535,090	41
Liabilities and shareholders’ equity:
Liabilities:
Deposits	$3,307,693	$2,445,430	35
Federal Home Loan Bank advances	1,025,745	597,590	72
Federal funds purchased and securities sold under agreements to repurchase	—	50,000	(100)
Accounts payable and other liabilities	119,900	77,975	54
Long-term debt	61,857	61,857	—
Total liabilities	4,515,195	3,232,852	40
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value
Authorized 10,000 shares
Issued and outstanding, 0 shares and 0 shares	—	—	—
Common stock, no par value
Authorized 160,000,000 shares
Issued and outstanding, 22,061,702 shares and 14,856,611 shares	511	511	—
Additional paid-in capital	222,047	96,615	130
Retained earnings	236,207	203,566	16
Accumulated other comprehensive income	1,693	1,546	10
Total shareholders’ equity	460,458	302,238	52
Total liabilities and shareholders’ equity	$4,975,653	$3,535,090	41

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Statements of Financial Condition

(in thousands, except share data)	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014

Assets:
Cash and cash equivalents	$37,303	$46,197	$56,864	$30,502	$34,687
Investment securities	602,018	509,545	476,102	455,332	449,948
Loans held for sale	882,319	972,183	865,322	621,235	698,111
Loans held for investment, net	3,012,943	2,900,675	2,828,177	2,099,129	1,964,762
Mortgage servicing rights	146,080	153,237	121,722	123,324	124,593
Other real estate owned	8,273	11,428	11,589	9,448	10,478
Federal Home Loan Bank stock, at cost	44,652	40,742	34,996	33,915	34,271
Premises and equipment, net	60,544	58,111	49,808	45,251	44,476
Goodwill	11,945	11,945	11,945	11,945	11,945
Other assets	169,576	162,185	147,878	105,009	101,385
Total assets	$4,975,653	$4,866,248	$4,604,403	$3,535,090	$3,474,656
Liabilities and shareholders’ equity:
Liabilities:
Deposits	$3,307,693	$3,322,653	$3,344,223	$2,445,430	$2,425,458
Federal Home Loan Bank advances	1,025,745	922,832	669,419	597,590	598,590
Federal funds purchased and securities sold under agreements to repurchase	—	—	9,450	50,000	14,225
Accounts payable and other liabilities	119,900	111,180	80,059	77,975	79,958
Long-term debt	61,857	61,857	61,857	61,857	61,857
Total liabilities	4,515,195	4,418,522	4,165,008	3,232,852	3,180,088
Shareholders’ equity:
Preferred stock, no par value
Authorized 10,000 shares	—	—	—	—	—
Common stock, no par value
Authorized 160,000,000 shares	511	511	511	511	511
Additional paid-in capital	222,047	221,551	221,301	96,615	96,650
Retained earnings	236,207	226,246	213,870	203,566	197,945
Accumulated other comprehensive income (loss)	1,693	(582)	3,713	1,546	(538)
Total shareholders’ equity	460,458	447,726	439,395	302,238	294,568
Total liabilities and shareholders’ equity	$4,975,653	$4,866,248	$4,604,403	$3,535,090	$3,474,656

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields and Rates Paid (Taxable-equivalent basis)

	Quarter Ended September 30,
	2015			2014
(in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets: (1)
Cash and cash equivalents	$27,725	$13	0.18%	$27,631	$13	0.19%
Investment securities	539,330	3,453	2.54%	457,545	3,141	2.72%
Loans held for sale	851,878	8,394	3.91%	550,237	5,393	3.89%
Loans held for investment	2,975,624	32,727	4.36%	1,917,503	20,402	4.22%
Total interest-earning assets	4,394,557	44,587	4.03%	2,952,916	28,949	3.89%
Noninterest-earning assets (2)	423,048			329,089
Total assets	$4,817,605			$3,282,005
Liabilities and shareholders’ equity:
Deposits:
Interest-bearing demand accounts	$404,874	495	0.49%	$281,820	301	0.42%
Savings accounts	299,135	258	0.34%	174,849	238	0.54%
Money market accounts	1,126,119	1,268	0.45%	1,001,709	1,125	0.45%
Certificate accounts	743,384	1,101	0.59%	402,786	720	0.71%
Total interest-bearing deposits	2,573,512	3,122	0.48%	1,861,164	2,384	0.51%
FHLB advances	887,711	958	0.43%	442,409	509	0.46%
Federal funds purchased and securities sold under agreements to repurchase	—	—	—%	11,149	6	0.21%
Long-term debt	61,857	278	1.78%	61,857	271	1.74%
Total interest-bearing liabilities	3,523,080	4,358	0.49%	2,376,579	3,170	0.53%
Noninterest-bearing liabilities	834,036			610,197
Total liabilities	4,357,116			2,986,776
Shareholders’ equity	460,489			295,229
Total liabilities and shareholders’ equity	$4,817,605			$3,282,005
Net interest income (3)		$40,229			$25,779
Net interest spread			3.54%			3.36%
Impact of noninterest-bearing sources			0.13%			0.14%
Net interest margin			3.67%			3.50%

(1)	The average balances of nonaccrual assets and related income, if any, are included in their respective categories.

(2)	Includes loan balances that have been foreclosed and are now reclassified to other real estate owned.

(3)
Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities of $595 thousand and $471 thousand for the quarters ended September 30, 2015 and September 30, 2014, respectively. The estimated federal statutory tax rate was 35% for the periods presented.

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields and Rates Paid (Taxable-equivalent basis)

	Nine Months Ended September 30,
	2015			2014
(in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets: (1)
Cash and cash equivalents	$37,719	$55	0.19%	$30,793	$45	0.19%
Investment securities	503,280	10,355	2.74%	460,723	10,005	2.90%
Loans held for sale	769,153	22,010	3.81%	447,946	12,863	3.84%
Loans held for investment	2,738,085	89,786	4.37%	1,838,526	59,089	4.30%
Total interest-earning assets	4,048,237	122,206	4.02%	2,777,988	82,002	3.95%
Noninterest-earning assets (2)	389,691			345,229
Total assets	$4,437,928			$3,123,217
Liabilities and shareholders’ equity:
Deposits:
Interest-bearing demand accounts	$283,523	1,004	0.46%	$268,282	657	0.33%
Savings accounts	281,212	800	0.39%	166,896	657	0.53%
Money market accounts	1,113,001	3,643	0.44%	969,262	3,224	0.44%
Certificate accounts	792,285	3,313	0.56%	476,224	2,574	0.72%
Total interest-bearing deposits	2,470,021	8,760	0.47%	1,880,664	7,112	0.51%
FHLB advances	730,519	2,477	0.46%	372,605	1,366	0.49%
Federal funds purchased and securities sold under agreements to repurchase	15,204	28	0.16%	4,134	7	0.23%
Long-term debt	61,857	814	1.76%	62,469	851	1.82%
Total interest-bearing liabilities	3,277,601	12,079	0.49%	2,319,872	9,336	0.54%
Noninterest-bearing liabilities	731,256			519,199
Total liabilities	4,008,857			2,839,071
Shareholders’ equity	429,071			284,146
Total liabilities and shareholders’ equity	$4,437,928			$3,123,217
Net interest income (3)		$110,127			$72,666
Net interest spread			3.53%			3.41%
Impact of noninterest-bearing sources			0.10%			0.09%
Net interest margin			3.63%			3.50%

(1)	The average balances of nonaccrual assets and related income, if any, are included in their respective categories.

(2)	Includes loan balances that have been foreclosed and are now reclassified to other real estate owned.

(3)
Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities of $1.5 million for each of the nine months ended September 30, 2015 and September 30, 2014. The estimated federal statutory tax rate was 35% for the periods presented.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment

	Quarter ended
(in thousands)	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014

Net interest income	$31,509	$30,645	$25,107	$22,187	$20,163
Provision for credit losses	700	500	3,000	500	—
Noninterest income	6,885	3,624	10,081	5,434	3,660
Noninterest expense	28,111	29,280	35,666	21,155	18,930
Income (loss) before income taxes	9,583	4,489	(3,478)	5,966	4,893
Income tax expense (benefit)	2,783	1,635	(3,464)	2,621	1,359
Net income (loss)	$6,800	$2,854	$(14)	$3,345	$3,534

Net income, excluding merger-related expenses (net of tax) and bargain purchase gain (1)	$6,288	$5,019	$1,242	$3,923	$4,003
Efficiency ratio (2)	73.22%	85.44%	101.36%	76.59%	79.46%
Full-time equivalent employees (ending)	807	757	768	608	605

Net gain on mortgage loan origination and sale activities:
Multifamily	$1,488	$2,314	$939	$2,704	$930
Other	422	141	204	(16)	(101)
	$1,910	$2,455	$1,143	$2,688	$829

Production volumes for sale to the secondary market:
Multifamily mortgage originations	$47,342	$79,789	$24,428	$57,135	$60,699
Multifamily mortgage loans sold	42,333	72,459	26,173	99,285	20,409

(1)
Commercial and Consumer Banking segment net income, excluding merger-related expenses, is a non-GAAP financial disclosure. The Company uses this non-GAAP financial measure to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance. For corresponding reconciliations to GAAP financial measures, see Non-GAAP Financial Measures beginning on page 29 of this earnings release.

(2)	Noninterest expense divided by total net revenue (net interest income and noninterest income).

Commercial Mortgage Servicing Income

	Quarter ended
(in thousands)	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014

Servicing income, net:
Servicing fees and other	$1,181	$1,135	$886	$970	$1,289
Amortization of multifamily MSRs	(511)	(476)	(454)	(429)	(425)
Commercial mortgage servicing income	$670	$659	$432	$541	$864

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Commercial Loans Serviced for Others

(in thousands)	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014

Commercial
Multifamily	$866,880	$840,051	$773,092	$752,640	$703,197
Other	86,567	83,982	83,574	82,354	86,589
Total commercial loans serviced for others	$953,447	$924,033	$856,666	$834,994	$789,786

Commercial Multifamily Capitalized Mortgage Servicing Rights

	Quarter ended
(in thousands)	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014

Beginning balance	$12,649	$11,013	$10,885	$9,116	$9,122
Originations	1,241	2,112	582	2,198	418
Amortization	(511)	(476)	(454)	(429)	(424)
Ending balance	$13,379	$12,649	$11,013	$10,885	$9,116
Ratio of MSR carrying value to related loans serviced for others	1.48%	1.45%	1.36%	1.38%	1.23%
MSR servicing fee multiple (1)	3.34	3.29	3.16	3.20	2.87
Weighted-average note rate (loans serviced for others)	4.82%	4.89%	5.14%	5.02%	5.12%
Weighted-average servicing fee (loans serviced for others)	0.44%	0.44%	0.43%	0.43%	0.43%

(1)	Represents the ratio of MSR carrying value to related loans serviced for others divided by the weighted-average servicing fee for loans serviced for others.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Five Quarter Investment Securities

(in thousands, except for duration data)	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014

Available for sale:
Mortgage-backed securities:
Residential	$91,005	$108,626	$114,175	$107,280	$110,837
Commercial	24,064	13,352	13,667	13,671	13,571
Municipal bonds	187,083	137,250	122,434	122,334	123,041
Collateralized mortgage obligations:
Residential	100,228	80,612	58,476	43,166	54,887
Commercial	43,807	19,271	19,794	20,486	15,633
Corporate debt securities	82,882	82,698	79,769	79,400	72,114
U.S. Treasury	41,013	41,023	41,015	40,989	42,013
Total available for sale	$570,082	$482,832	$449,330	$427,326	$432,096
Held to maturity	31,936	26,713	26,772	28,006	17,852
	$602,018	$509,545	$476,102	$455,332	$449,948
Weighted average duration in years
Available for sale	3.9	3.9	4.4	4.6	5.0

Five Quarter Loans Held for Investment

(in thousands)	Sept. 30, 2015		Jun. 30, 2015		Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014

Consumer loans
Single family	$1,171,967	(1)	$1,182,542	(1)	$1,198,605	$896,665	$788,232
Home equity and other	237,491		216,635		205,200	135,598	138,276
	1,409,458		1,399,177		1,403,805	1,032,263	926,508
Commercial loans
Commercial real estate	563,241		547,571		535,546	523,464	530,335
Multifamily	382,392		366,187		352,193	55,088	62,498
Construction/land development	529,871		454,817		402,393	367,934	297,790
Commercial business	158,135		166,216		164,259	147,449	173,226
	1,633,639		1,534,791		1,454,391	1,093,935	1,063,849
	3,043,097		2,933,968		2,858,196	2,126,198	1,990,357
Net deferred loan fees, costs and discounts	(3,232)		(7,516)		(5,103)	(5,048)	(3,748)
	3,039,865		2,926,452		2,853,093	2,121,150	1,986,609
Allowance for loan losses	(26,922)		(25,777)		(24,916)	(22,021)	(21,847)
	$3,012,943		$2,900,675		$2,828,177	$2,099,129	$1,964,762

(1)	Includes $23.8 million and $38.2 million of single family loans that are carried at fair value at September 30, 2015 and June 30, 2015 respectively.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Five Quarter Credit Quality Activity
Allowance for Credit Losses (roll-forward)

	Quarter ended
(in thousands)	Sept. 30, 2015		Jun. 30, 2015		Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014

Beginning balance	$26,448		$25,628		$22,524	$22,111	$22,168
Provision (reversal of provision) for credit losses	700		500		3,000	500	—
(Charge-offs), net of recoveries	739		320		104	(87)	(57)
Ending balance	$27,887		$26,448		$25,628	$22,524	$22,111
Components:
Allowance for loan losses	$26,922		$25,777		$24,916	$22,021	$21,847
Allowance for unfunded commitments	965		671		712	503	264
Allowance for credit losses	$27,887		$26,448		$25,628	$22,524	$22,111

Allowance as a % of loans held for investment(1)	0.89%	(2)	0.88%	(2)	0.87%	1.04%	1.10%
Allowance as a % of nonaccrual loans	138.27%		120.97%		117.48%	137.51%	109.75%

(1)
Includes loans acquired with bank acquisitions. Excluding acquired loans, allowance for loan losses /total loans was 1.14%, 1.16%, 1.19%, 1.10% and 1.18% at September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014 and September 30, 2014, respectively.

(2)	In this calculation, loans held for investment includes loans that are carried at fair value.

Nonperforming Assets (NPAs) roll-forward

	Quarter ended
(in thousands)	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015		Dec. 31, 2014	Sept. 30, 2014

Beginning balance	$32,736	$32,798	$25,462		$30,384	$32,280
Additions	2,118	5,919	10,793	(1)	1,754	3,414
Reductions:
Recoveries (charge-offs)	739	320	104		(87)	(57)
OREO sales	(2,756)	(623)	(1,375)		(2,220)	(1,183)
OREO writedowns and other adjustments	(399)	—	(90)		—	(93)
Principal paydown, payoff advances and other adjustments	(2,587)	(4,904)	(864)		(2,269)	(948)
Transferred back to accrual status	(2,108)	(774)	(1,232)		(2,100)	(3,029)
Total reductions	(7,111)	(5,981)	(3,457)		(6,676)	(5,310)
Net additions (reductions)	(4,993)	(62)	7,336		(4,922)	(1,896)
Ending balance(2)	$27,743	$32,736	$32,798		$25,462	$30,384

(1)	Additions to NPAs included $7.4 million of acquired nonperforming assets during the quarter ended March 31, 2015.

(2)
Includes $1.5 million, $1.2 million, $1.4 million, $4.4 million and $6.3 million of nonperforming loans guaranteed by the SBA at September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014 and September 30, 2014, respectively.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Five Quarter Nonperforming Assets by Loan Class

(in thousands)	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015		Dec. 31, 2014	Sept. 30, 2014

Loans accounted for on a nonaccrual basis:
Consumer
Single family	$10,439	$10,259	$14,047		$8,368	$8,350
Home equity and other	1,608	1,533	1,306		1,526	1,700
	12,047	11,792	15,353		9,894	10,050
Commercial
Commercial real estate	2,540	3,850	3,070		4,843	7,058
Multifamily	1,449	1,671	1,005		—	—
Construction/land development	—	—	172		—	—
Commercial business	3,434	3,995	1,609		1,277	2,798
	7,423	9,516	5,856		6,120	9,856
Total loans on nonaccrual	$19,470	$21,308	$21,209	(2)	$16,014	$19,906
Nonaccrual loans as a % of total loans	0.64%	0.73%	0.74%		0.75%	1.00%

Other real estate owned:
Consumer
Single family	$916	$1,257	$1,223		$1,613	$2,818

Commercial
Commercial real estate	4,113	4,332	4,527		1,996	1,822
Construction/land development	3,244	5,839	5,839		5,839	5,838
	7,357	10,171	10,366		7,835	7,660
Total other real estate owned	$8,273	$11,428	$11,589		$9,448	$10,478

Nonperforming assets:
Consumer
Single family	$11,355	$11,516	$15,270		$9,981	$11,168
Home equity and other	1,608	1,533	1,306		1,526	1,700
	12,963	13,049	16,576		11,507	12,868
Commercial
Commercial real estate	6,653	8,182	7,597		6,839	8,880
Multifamily	1,449	1,671	1,005		—	—
Construction/land development	3,244	5,839	6,011		5,839	5,838
Commercial business	3,434	3,995	1,609		1,277	2,798
	14,780	19,687	16,222		13,955	17,516
Total nonperforming assets(1)	$27,743	$32,736	$32,798		$25,462	$30,384
Nonperforming assets as a % of total assets	0.56%	0.67%	0.71%		0.72%	0.87%

(1)
Includes $1.5 million, $1.2 million, $1.4 million, $4.4 million and $6.3 million of nonperforming loans guaranteed by the SBA at September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014 and September 30, 2014, respectively.

(2)	Included in these balances are $7.4 million of acquired nonperforming loans at March 31, 2015.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)
Delinquencies by Loan Class

(in thousands)	30-59 days past due	60-89 days past due	90 days or more past due		Total past due		Current	Total loans

September 30, 2015
Total loans held for investment	$10,356	$7,921	$54,622		$72,899		$2,970,198	$3,043,097
Less: FHA/VA loans(1)	3,861	3,313	35,152		42,326		54,161	96,487
Total loans, excluding FHA/VA loans	$6,495	$4,608	$19,470		$30,573		$2,916,037	$2,946,610

Loans by segment and class, excluding FHA/VA loans:
Consumer loans
Single family	$2,570	$4,451	$10,439		$17,460		$1,058,020	$1,075,480
Home equity and other	1,294	157	1,608		3,059		234,432	237,491
	3,864	4,608	12,047		20,519		1,292,452	1,312,971
Commercial loans
Commercial real estate	1,714	—	2,540		4,254		558,987	563,241
Multifamily	—	—	1,449		1,449		380,943	382,392
Construction/land development	715	—	—		715		529,156	529,871
Commercial business	202	—	3,434		3,636		154,499	158,135
	2,631	—	7,423		10,054		1,623,585	1,633,639
	$6,495	$4,608	$19,470	(2)	$30,573	(2)	$2,916,037	$2,946,610
As a % of total loans, excluding FHA/VA loans	0.22%	0.16%	0.66%		1.04%		98.96%	100.00%

December 31, 2014
Total loans held for investment	$8,814	$3,797	$51,001		$63,612		$2,062,586	$2,126,198
Less: FHA/VA loans(1)	4,121	2,200	34,737		41,058		50,778	91,836
Total loans, excluding FHA/VA loans	$4,693	$1,597	$16,264		$22,554		$2,011,808	$2,034,362

Loans by segment and class, excluding FHA/VA loans:
Consumer loans
Single family	$3,711	$252	$8,368		$12,331		$792,498	$804,829
Home equity and other	371	81	1,526		1,978		133,620	135,598
	4,082	333	9,894		14,309		926,118	940,427
Commercial loans
Commercial real estate	—	—	4,843		4,843		518,621	523,464
Multifamily	—	—	—		—		55,088	55,088
Construction/land development	—	1,261	—		1,261		366,673	367,934
Commercial business	611	3	1,527		2,141		145,308	147,449
	611	1,264	6,370		8,245		1,085,690	1,093,935
	$4,693	$1,597	$16,264	(2)	$22,554	(2)	$2,011,808	$2,034,362
As a % of total loans, excluding FHA/VA loans	0.23%	0.08%	0.80%		1.11%		98.89%	100.00%

(1)	Represents loans whose repayments are insured by the FHA or guaranteed by the VA.

(2)	Includes $1.5 million and $4.4 million of nonperforming loans guaranteed by the SBA at September 30, 2015 and December 31, 2014, respectively.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Troubled Debt Restructurings (TDRs) by Accrual and Nonaccrual Status

(in thousands)	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014
Accrual
Consumer loans
Single family(1)	$74,408	$75,655	$74,126	$73,585	$72,663
Home equity and other	1,395	1,937	2,102	2,430	2,501
	75,803	77,592	76,228	76,015	75,164
Commercial loans
Commercial real estate	4,431	19,287	19,516	21,703	23,964
Multifamily	3,019	3,041	3,059	3,077	3,101
Construction/land development	4,332	4,601	5,321	5,447	5,693
Commercial business	1,784	1,869	1,492	1,573	658
	13,566	28,798	29,388	31,800	33,416
	$89,369	$106,390	$105,616	$107,815	$108,580
Nonaccrual
Consumer loans
Single family	$2,158	$1,419	$1,443	$2,482	$1,379
Home equity and other	181	230	230	231	20
	2,339	1,649	1,673	2,713	1,399
Commercial loans
Commercial real estate	1,060	1,087	1,121	1,148	1,182
Commercial business	195	205	228	249	9
	1,255	1,292	1,349	1,397	1,191
	$3,594	$2,941	$3,022	$4,110	$2,590
Total
Consumer loans
Single family(1)	$76,566	$77,074	$75,569	$76,067	$74,042
Home equity and other	1,576	2,167	2,332	2,661	2,521
	78,142	79,241	77,901	78,728	76,563
Commercial loans
Commercial real estate	5,491	20,374	20,637	22,851	25,146
Multifamily	3,019	3,041	3,059	3,077	3,101
Construction/land development	4,332	4,601	5,321	5,447	5,693
Commercial business	1,979	2,074	1,720	1,822	667
	14,821	30,090	30,737	33,197	34,607
	$92,963	$109,331	$108,638	$111,925	$111,170

(1)
Includes loan balances insured by the FHA or guaranteed by the VA of $29.1 million, $28.4 million, $25.4 million, $26.8 million and $24.6 million at September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014 and September 30, 2014, respectively.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Troubled Debt Restructurings (TDRs) - Re-Defaults

	Quarter ended
(in thousands)	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014

Recorded investment of re-defaults(1)
Consumer loans
Single family	$552	$220	$1,498	$—	$282
Home equity and other	68	—	—	—	—
	$620	$220	$1,498	$—	$282

(1)
Represents TDRs that have defaulted in the current period within 12 months of their modification date. Defaulted TDRs are reported in the table above based on a payment default definition of 60 days past due for the consumer loans portfolio segment and 90 days past due for the commercial loans portfolio segment.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Five Quarter Deposits

(in thousands)	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014

Deposits by Product:
Noninterest-bearing accounts - checking and savings	$372,070	$387,899	$305,738	$240,679	$271,669
Interest-bearing transaction and savings deposits:
NOW accounts	452,482	453,366	435,178	272,390	300,832
Statement savings accounts due on demand	296,983	300,214	307,731	200,638	184,656
Money market accounts due on demand	1,140,660	1,134,687	1,163,656	1,007,213	1,015,266
Total interest-bearing transaction and savings deposits	1,890,125	1,888,267	1,906,565	1,480,241	1,500,754
Total transaction and savings deposits	2,262,195	2,276,166	2,212,303	1,720,920	1,772,423
Certificates of deposit	719,208	753,327	751,333	494,526	367,124
Noninterest-bearing accounts - other	326,290	293,160	380,587	229,984	285,911
Total deposits	$3,307,693	$3,322,653	$3,344,223	$2,445,430	$2,425,458

Percent of total deposits:
Noninterest-bearing accounts - checking and savings	11.2%	11.7%	9.1%	9.8%	11.2%
Interest-bearing transaction and savings deposits:
NOW accounts	13.7	13.6	13.0	11.1	12.4
Statement savings accounts due on demand	9.0	9.0	9.2	8.2	7.6
Money market accounts due on demand	34.5	34.2	34.8	41.2	41.9
Total interest-bearing transaction and savings deposits	57.2	56.8	57.0	60.5	61.9
Total transaction and savings deposits	68.4	68.5	66.1	70.3	73.1
Certificates of deposit	21.7	22.7	22.5	20.2	15.1
Noninterest-bearing accounts - other	9.9	8.8	11.4	9.5	11.8
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

HomeStreet, Inc. and Subsidiaries
Mortgage Banking Segment

	Quarter ended
(in thousands)	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014

Net interest income	$8,125	$7,585	$5,627	$5,315	$5,145
Noninterest income	60,584	69,363	65,292	46,053	42,153
Noninterest expense	63,916	63,055	53,816	47,636	45,228
Income before income taxes	4,793	13,893	17,103	3,732	2,070
Income tax expense	1,632	4,371	6,785	1,456	629
Net income	$3,161	$9,522	$10,318	$2,276	$1,441

Efficiency ratio (1)	93.02%	81.94%	75.88%	92.73%	95.62%
Full-time equivalent employees (ending)	1,293	1,207	1,061	1003	993

Production volumes for sale to the secondary market:
Single family mortgage closed loan volume (2)(3)	$1,934,151	$2,022,656	$1,606,893	$1,330,735	$1,294,895
Single family mortgage interest rate lock commitments(2)	$1,806,767	$1,882,955	$1,901,238	$1,171,598	$1,167,677
Single family mortgage loans sold(2)	$1,965,223	$1,894,387	$1,316,959	$1,273,679	$1,179,464

(1)	Noninterest expense divided by total net revenue (net interest income and noninterest income).

(2)	Includes loans originated by WMS Series LLC and purchased by HomeStreet.

(3)	Represents single family mortgage production volume designated for sale to the secondary market during each respective period.

Mortgage Banking Net Gain on Sale to the Secondary Market

	Quarter ended
(in thousands)	Sept. 30, 2015	Jun. 30, 2015		Mar. 31, 2015		Dec. 31, 2014	Sept. 30, 2014

Net gain on mortgage loan origination and sale activities:(1)
Single family:
Servicing value and secondary market gains(2)	$49,613	$61,884		$56,289		$29,405	$29,866
Loan origination and funding fees	6,362	5,635		4,455		7,083	6,947
Total mortgage banking net gain on mortgage loan origination and sale activities(1)	$55,975	$67,519		$60,744		$36,488	$36,813

Composite Margin (in basis points):
Servicing value and secondary market gains / interest rate lock commitments(3)	275	316		306		251	256
Loan origination and funding fees / retail mortgage originations(4)	36	31		30		59	60
Composite Margin	311	347	(5)	336	(5)	310	316

(1)	Excludes inter-segment activities.

(2)
Comprised of gains and losses on interest rate lock commitments (which considers the value of servicing), single family loans held for sale, forward sale commitments used to economically hedge secondary market activities, and the estimated fair value of the repurchase or indemnity obligation recognized on new loan sales.

(3)	Servicing value and secondary marketing gains have been aggregated and are stated as a percentage of interest rate lock commitments.

(4)
Loan origination and funding fees is stated as a percentage of mortgage originations from the retail channel and excludes mortgage loans purchased from WMS Series LLC. In the first quarter of 2015, the Company implemented a new pricing structure where origination fees are no longer charged at funding and instead included in the rate/price of the loan.

(5)
In the second quarter, we recognized an additional $2.4 million of gain on mortgage loan origination and sale revenue related to the correction of an error in the mortgage loan pipeline valuation. The Composite Margin in the table above has been adjusted to eliminate the impact of this correction.

HomeStreet, Inc. and Subsidiaries
Mortgage Banking Segment (continued)

Mortgage Banking Servicing Income

	Quarter ended
(in thousands)	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014

Servicing income, net:
Servicing fees and other	$9,955	$8,922	$8,177	$7,537	$8,061
Changes in fair value of single family MSRs due to modeled amortization (1)	(8,478)	(9,012)	(9,235)	(6,823)	(6,212)
	1,477	(90)	(1,058)	714	1,849
Risk management, single family MSRs:
Changes in fair value of MSR due to changes in model inputs and/or assumptions (2)	(19,396)	18,483	(7,311)	(7,793)	899
Net gain (loss) from derivatives economically hedging MSR	22,017	(17,221)	12,234	16,346	2,543
	2,621	1,262	4,923	8,553	3,442
Mortgage Banking servicing income	$4,098	$1,172	$3,865	$9,267	$5,291

(1)	Represents changes due to collection/realization of expected cash flows and curtailments.

(2)	Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

Single Family Loans Serviced for Others

(in thousands)	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014

Single family
U.S. government and agency	$13,590,706	$12,361,841	$11,275,491	$10,630,864	$10,007,872
Other	680,481	618,204	634,763	585,344	585,393
Total single family loans serviced for others	$14,271,187	$12,980,045	$11,910,254	$11,216,208	$10,593,265

HomeStreet, Inc. and Subsidiaries
Mortgage Banking Segment (continued)

Single Family Capitalized Mortgage Servicing Rights

	Quarter ended
(in thousands)	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014

Beginning balance	$140,588	$110,709	$112,439	$115,477	$108,869
Additions and amortization:
Originations	19,984	20,405	14,813	11,567	11,944
Purchases	3	3	3	11	3
Changes due to modeled amortization (1)	(8,478)	(9,012)	(9,235)	(6,823)	(6,212)
Net additions and amortization	11,509	11,396	5,581	4,755	5,735
Changes in fair value due to changes in model inputs and/or assumptions (2)	(19,396)	18,483	(7,311)	(7,793)	873
Ending balance	$132,701	$140,588	$110,709	$112,439	$115,477
Ratio of MSR carrying value to related loans serviced for others	0.93%	1.08%	0.93%	1.00%	1.09%
MSR servicing fee multiple (3)	3.21	3.72	3.17	3.42	3.68
Weighted-average note rate (loans serviced for others)	4.09%	4.10%	4.14%	4.18%	4.19%
Weighted-average servicing fee (loans serviced for others)	0.29%	0.29%	0.29%	0.29%	0.30%

(1)	Represents changes due to collection/realization of expected cash flows and curtailments.

(2)	Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

(3)	Represents the ratio of MSR carrying value to related loans serviced for others divided by the weighted-average servicing fee for loans serviced for others.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures
Tangible common shareholders' equity is calculated by deducting goodwill and intangible assets (excluding mortgage servicing rights) from shareholders' equity. Tangible common shareholders' equity is considered a non-GAAP financial measure and should be viewed in conjunction with shareholders' equity.  Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although we believe these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.
Tangible book value is calculated by dividing tangible common shareholders' equity by the number of common shares outstanding. The return on average tangible common shareholders' equity is calculated by dividing net earnings available to common shareholders (annualized) by average tangible common shareholders' equity.
Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures:

	Quarter Ended					Nine Months Ended
(dollars in thousands, except share data)	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014

Shareholders' equity	$460,458	$447,726	$439,395	$302,238	$294,568	$460,458	$294,568
Less: Goodwill and other intangibles	(20,250)	(20,778)	(21,324)	(14,211)	(14,444)	(20,250)	(14,444)
Tangible shareholders' equity	$440,208	$426,948	$418,071	$288,027	$280,124	$440,208	$280,124

Book value per share	$20.87	$20.29	$19.94	$20.34	$19.83	$20.87	$19.83
Impact of goodwill and other intangibles	(0.92)	(0.94)	(0.97)	(0.95)	(0.97)	(0.92)	(0.97)
Tangible book value per share	$19.95	$19.35	$18.97	$19.39	$18.86	$19.95	$18.86

Average shareholders' equity	$460,489	$455,721	$370,008	$305,068	$295,229	$429,071	$284,146
Less: Average goodwill and other intangibles	(20,596)	(21,135)	(16,698)	(14,363)	(14,604)	(19,491)	(14,291)
Average tangible shareholders' equity	$439,893	$434,586	$353,310	$290,705	$280,625	$409,580	$269,855

Return on average shareholders’ equity	8.65%	10.86%	11.14%	7.37%	6.74%	10.14%	7.81%
Impact of goodwill and other intangibles	0.41%	0.53%	0.53%	0.36%	0.35%	0.49%	0.41%
Return on average tangible shareholders' equity	9.06%	11.39%	11.67%	7.73%	7.09%	10.63%	8.22%

Return on average shareholders' equity	8.65%	10.86%	11.14%	7.37%	6.74%	10.14%	7.81%
Impact of merger-related expenses (net of tax) and bargain purchase gain	(0.44)%	1.90%	1.36%	0.76%	0.64%	0.91%	0.66%
Return on average shareholders' equity, excluding merger-related expenses (net of tax) and bargain purchase gain	8.21%	12.76%	12.50%	8.13%	7.38%	11.05%	8.47%

Return on average assets	0.83%	1.06%	1.08%	0.65%	0.61%	0.98%	0.71%
Impact of merger-related expenses (net of tax) and bargain purchase gain	(0.05)%	0.19%	0.13%	0.07%	0.05%	0.09%	0.06%
Return on average assets, excluding merger-related expenses (net of tax) and bargain purchase gain	0.78%	1.25%	1.21%	0.72%	0.66%	1.07%	0.77%

The press release contains certain non-GAAP financial disclosures for consolidated net income, excluding merger-related expenses, diluted earnings per share, excluding acquisition-related expenses, and Commercial and Consumer Banking segment net income, excluding acquisition-related expenses. The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.

	Quarter Ended					Nine Months Ended
(in thousands)	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014

Net income	$9,961	$12,376	$10,304	$5,621	$4,975	$32,641	$16,638
Impact of merger-related expenses (net of tax) and bargain purchase gain	(512)	2,165	1,256	578	469	2,909	1,408
Net income, excluding merger-related expenses (net of tax) and bargain purchase gain	$9,449	$14,541	$11,560	$6,199	$5,444	$35,550	$18,046

Noninterest expense	$92,026	$92,335	$89,482	$68,791	$64,158	$273,843	$183,220
Deduct: merger-related expenses	(437)	(3,208)	(12,165)	(889)	(722)	(15,810)	(2,166)
Noninterest expense, excluding merger-related expenses	$91,589	$89,127	$77,317	$67,902	$63,436	$258,033	$181,054

Diluted earnings per common share	$0.45	$0.56	$0.59	$0.38	$0.33	$1.58	$1.11
Impact of merger-related expenses (net of tax) and bargain purchase gain	(0.03)	0.09	0.08	0.03	0.03	0.14	0.10
Diluted earnings per common share, excluding merger-related expenses (net of tax) and bargain purchase gain	$0.42	$0.65	$0.67	$0.41	$0.36	$1.72	$1.21

Commercial and Consumer Banking Segment:
Net income (loss)	$6,800	$2,854	$(14)	$3,345	$3,534	$9,640	$11,403
Impact of merger-related expenses (net of tax) and bargain purchase gain	(512)	2,165	1,256	578	469	2,909	1,408
Net income, excluding merger-related expenses (net of tax) and bargain purchase gain	$6,288	$5,019	$1,242	$3,923	$4,003	$12,549	$12,811